As filed with the Securities and Exchange Commission on February 15, 2000

                             Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          PEAK INTERNATIONAL LIMITED
            (Exact name of Registrant as specified in its charter)

               Bermuda                                  None
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                       Units 3, 4, 5 and 7, 37th Floor
                               Cable TV Tower
                              9 Hoi Shing Road
                                  Tsuen Wan
                               N.T., Hong Kong
  (Address, including zip code, of Registrant's principal executive office)

              PEAK INTERNATIONAL LIMITED 1998 SHARE OPTION PLAN
                          (Full title of the Plan)
                               ---------------
                                Jack Menache
         Vice President Administration, General Counsel & Secretary
                          Peak International, Inc.
                            4073 Eagle Nest Lane
                      Danville, California  94506-5811
                               (925) 736-4521
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)
                                 Copies to:
                              Michael J. Nooney
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York  10017
                               (212) 455-2000
                               ---------------

                        CALCULATION OF REGISTRATION FEE
                                           Proposed    Proposed
                                 Amount    Maximum     Maximum
                                 to be     Offering    Aggregate    Amount of
  Title of Securities to      Registered   Price Per   Offering    Registration
       be Registered              (a)      Share(b)    Price(b)       Fee
  ----------------------      ----------   ---------  ----------   ------------
Common Stock, par value       1,500,000    $12.875   $19,312,500   $5,098.50
US$.01 per share

(a) The shares are issuable pursuant to the Peak International Limited 1998 Share Option Plan.

(b) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee each have been computed based upon the average bid and asked prices for the Registrant's Common Stock as reported on the Nasdaq National Market on February 11, 2000.

        This Registration Statement on Form S-8 relates to the registration of 1,500,000 additional shares of Common Stock, par value US$.01 per share, of Peak International Limited, for which a Registration Statement on Form S-8 (Registration No. 333-60161) relating to the Peak International Limited 1998 Share Option Plan (the "Form S-8, Registration No. 333-60161") is effective. Pursuant to General Instruction E for registration statements on Form S-8, the contents of Form S-8, Registration No. 333-60161 are incorporated herein by reference.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information. Not required to be filed with this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.   Description of Securities.
        Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.   Indemnification of Directors and Officers.
        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.   Exemption from Registration Claimed.
        Not Applicable.

Item 8.   List of Exhibits.

Exhibit          Description

4.1 Memorandum of Association of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.2 Bye-Laws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.3 Specimen of Share Certificate for the Shares of Common Stock of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.4              Peak International Limited 1998 Share Option Plan*

5                Opinion of Conyers Dill & Pearson*

23.1             Consent of Deloitte Touche Tohmatsu*

23.2             Consent of BDO Binder*

23.3 Consent of Conyers Dill & Pearson (included in the opinion filed as Exhibit 5)

23.4             Consent of Richards Butler*

24. Powers of Attorney (included as part of the signature pages hereof)

_______________________
*    Filed herewith

Item 9.   Undertakings.
        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                  SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Hong Kong, on this 11th day of February 2000.

                                       PEAK INTERNATIONAL LIMITED


                                       By:   /s/
                                          --------------------------------
                                            Calvin Reed
                                            President and Chief Executive
                                              Officer


                               POWER OF ATTORNEY

        KNOW ALL  MEN  BY THESE  PRESENTS, that  each  person whose  signature appears below constitutes and appoints Calvin Reed, Jerry Mo and Jack Menache, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on this 9th day of February 2000:
          Signature                       Title                   Date


      /s/ Calvin Reed             President and Chief       February 9, 2000
 --------------------------        Executive Officer;
             Name                 Director

      /s/ Jerry Mo                Chief Financial           February 9, 2000
---------------------------        Officer and
             Name                 Controller


      /s/ T.L. Li                 Chairman of the           February 9, 2000
---------------------------        Board
             Name

       /s/ Douglas Broyles        Director                  February 9, 2000
---------------------------
             Name

       /s/ William Snyder         Director                  February 9, 2000
---------------------------
             Name

        The  U.S.  Authorized Representative.   Because  the  registrant  is a
foreign   person  under  the   Securities  Act  of  1933,   as  amended,  this
registration statement has been signed by the following person as the registrant's authorized representative in the United States on this 11th day of February 2000.

                                       PEAK INTERNATIONAL, INC.


                                       By:   /s/   Jack Menache
                                          ------------------------------
                                            Jack Menache
                                            Vice President Administration,
                                                 General Counsel & Secretary

                                 EXHIBIT INDEX

Exhibit          Description
-------          -----------
4.1              Memorandum of  Association of  the Registrant  (filed as
                 an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.2 Bye-Laws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.3 Specimen of Share Certificate for the Shares of Common Stock of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.4              Peak International Limited 1998 Share Option Plan*

5                Opinion of Conyers Dill & Pearson*

23.1             Consent of Deloitte Touche Tohmatsu*

23.2             Consent of BDO Binder*

23.3 Consent of Conyers Dill & Pearson (included in the opinion filed as Exhibit 5)

23.4             Consent of Richards Butler*

24 Powers of Attorney (included as part of the signature pages hereof)

_______________________
*    Filed herewith

                                                                   Exhibit 4.4

                          PEAK INTERNATIONAL LIMITED
                            1998 SHARE OPTION PLAN

         SECTION 1. Purpose. The purposes of the Peak International Limited 1998 Share Option Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining directors of the Company and exceptional executive and other key employees of, and advisors and consultants to, and agents and subcontractors of, the Company and its Affiliates, (ii) motivating such persons by means of performance-related incentives to achieve longer-range performance goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company.

         SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) any entity controlling or under common control with the Company, in any case as determined by the Committee.

         "Award" shall mean any award of Options granted pursuant to this Plan.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the board of directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1996, as amended from time to time, or any successor statute.

         "Committee" shall mean the Compensation Committee of the Board.

         "Company" shall mean Peak International Limited, together with any successor thereto.

         "Director" shall mean an individual who serves as a member of the Board.

         "Employee" shall mean (i) any employee of the Company or of any Affiliate or (ii) any advisor or consultant to the Company or any Affiliate.

         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Fair Market Value"shall mean, except as otherwise provided in the applicable Award Agreement, (i) in the case of a Share, the average of the highest and lowest trading prices on the Nasdaq National Market on the applicable date or, if such date is a day on which the Nasdaq National Market is closed, the average of the high and low trading prices on the most recently preceding day on which the Nasdaq National Market was open and (ii) in the case of any other property or item the fair market value of the property or other item being valued, as determined by the Committee in its sole and absolute discretion.

         "Incentive Stock Option" shall mean a right to subscribe for Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" shall mean a right to subscribe Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

         "Option" shall mean a right to subscribe for Shares from the Company that is granted under Section 6 of the Plan.

         "Participant" shall mean any Director or Employee selected by the Committee to receive an Award under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Plan" shall mean this Peak International Limited 1998 Share Option
Plan.

         "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         "Section 162(m)" shall mean Section 162(m) of the Code, as amended from time to time.

         "Shares" shall mean ordinary shares, U.S. $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

         SECTION 3.       Administration.

         (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority on behalf of the Company to: (i) designate Participants; (ii) determine the number of Shares to be the subject of an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled in (or exercised for) cash, other securities or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) determine whether and to what extent Awards should comply or continue to comply with any rule or requirement such as Rule 16b-3 or Section 162(m); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder of the Company and any Director or Employee and any personal representative, heir, legatee, successor and assigns permitted hereunder of any of the foregoing.

         SECTION 4.       Shares Available for Awards.

         (a)     Shares Available. Subject to adjustment as provided in
Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,200,000. If, after the effective date of the Plan, any Shares which are the subject of an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the issue of Shares, then the Shares which are the subject of such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted. No Participant may receive Awards under the Plan in any calendar year that relate to more than 200,000 Shares.

         (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) or any alteration in the capital structure of the Company, including but not limited to any recapitalization, stock split, subdivision, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to subscribe for or acquire Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which are the subject of outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate by the Committee, make provision for a cash payment to the holder of an outstanding Award; provided that, no adjustment to the grant or exercise price of an Award shall be made which would result in an exercise or grant price of less than the par value of a Share. Upon any adjustment required to be made pursuant to this sub-section, the Company shall notify the Participant (or his duly appointed personal representatives where applicable) in writing and deliver to him (or his duly appointed personal representatives where applicable) a statement setting forth the exercise or grant price thereafter in effect and the nominal value, class and/or number of Shares thereafter to be issued on the exercise of the Option. Any adjustment shall take effect upon such written notification being given.

         (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist of authorized and issued Shares. The Company shall keep available sufficient authorised but unissued Shares available for issuance to satisfy the full exercise of all Options which at any time are capable of being exercised.

         SECTION 5. Eligibility. Any Director and Employee shall be eligible to be designated a Participant.

         SECTION 6.       Share Options.

         (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole, absolute and complete authority to determine the Directors or the Employees to whom Options shall be granted, the number of Shares to which each Option relates and the conditions and limitations applicable to the exercise of any Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

         (b) Exercise Price. The Committee in its sole and absolute discretion shall establish the exercise price at the time each Option is granted which in any event shall not be less than the par value of a Share and provided that no Option which is intended to be an Incentive Stock Option may have an exercise price that is less than the Fair Market Value of the underlying Shares on the date of grant of such Option.

         (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole and absolute discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of United States federal or state securities laws, as it may deem necessary or advisable.

         (d) Payment. No Shares shall be issued pursuant to any exercise of an Option until payment in full of the exercise price for the Shares in respect of which the Option is being exercised is received by the Company or provision for such payment has been made in a manner satisfactory to the Committee. Such payment shall be made in cash in the currency required by the Committee.

         SECTION 7. Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

         (a) Termination of Employment. If the Participant's employment with the Company or its Affiliates or his appointment as a Director is terminated for any reason other than death or permanent and total disability, the Participant shall have the right to exercise any Option following such termination of employment or appointment and prior to the date which falls 90 days after the date of such termination of employment or appointment to the extent such Option was exercisable at the date of such termination of employment or appointment and shall not have been exercised. But in no event shall such Option be exercisable later than the expiration date for such Option set forth in the Award Agreement.

         (b) Death or Disability. If the Participant's employment with the Company or its Affiliates or the Participant's appointment as a Director is terminated by reason of death or permanent and total disability, the unvested portion of the Option shall terminate and expire on the date of such termination of employment and the Participant's successor, in the case of the Participant's death, or otherwise the Participant shall have the right to exercise any Option following such termination of employment or appointment to the extent it was exercisable at the date of such termination of employment or appointment and shall not have been exercised, but in no event shall such Option be exercisable later than the expiration date for the Option set forth in the Award Agreement.

         (c) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, provide (A) that an Option granted to a Participant may terminate following a termination of employment or appointment at a date earlier than that set forth above, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's employment or appointment and (C) that an Option may become immediately exercisable when it determines that any of the foregoing would be in the best interests of the Company.

         SECTION 8.       Amendment and Termination.

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement or other applicable law or regulation, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the number of Shares which are the subject of any Award or the amount payable by a Participant upon exercise of any granted Option shall not be effective without the consent of the affected Participant.

         (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value as at the original date of grant of such canceled Award.

         SECTION 9.       General Provisions.

         (a) Nontransferability. No Award or Option granted hereunder shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, in whole or in part, except pursuant to a validly made will of the Participant or the laws of inheritance of property.

         (b) No Rights to Awards. No Director, Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Directors, Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (c) Share Certificates. All Shares or other securities of the Company issued under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities of the Company are then listed, and any applicable law, including without limitation any United States Federal or state law and the Committee may cause a legend or legends to be put on any such certificates relative to such Shares or other securities to make appropriate reference to such restrictions.

         (d) Delegation. Subject to the terms of the Plan and any applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants other than Directors.

         (e) Taxes and Withholding. All taxes (including income tax) arising from the exercise of any Option granted to any Participant under the Plan shall be borne by that Participant. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

         (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan or any Award and Options granted thereunder. The terms of employment of a Participant shall not be affected by his participation in the Plan, which shall neither form part of such terms nor entitle him to take into account such participation in calculating any compensation or damages on the termination of his employment for any reason.

         (i) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the registered holder of such Shares. Shares allotted and issued on exercise of an Option shall be subject to all provisions of the memorandum of association and bye-laws of the Company, and shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares, the Record Date for which is on or after the relevant date upon which such exercise occurred, and shall in all other respects rank pari passu with other existing Shares then issued and outstanding. For the purpose of this sub-Section, the term "Record Date" means the date fixed by the Company for the purposes of determining entitlements to dividends or other distributions to or rights of holders of Shares.

         (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Hong Kong (except to the extent that the laws of Bermuda are applicable to the Company).

         (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to such minimum extent as is necessary to comply with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be deleted as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (l) Other Laws. The Committee may refuse to issue any Shares or any other securities or other consideration, or transfer any issued Shares, any other securities or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares, other securities or other consideration might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to acquire or to sell Shares or other securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

         (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or



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

transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (o) Disclaimer of Liability. Notwithstanding any provisions herein contained, the Committee and the Company shall not under any circumstances be held liable for any cost, losses, expenses and damages whatsoever and howsoever arising in any event, including but not limited to the Company's delay in issuing the Shares following the exercise of any Option.

         (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 10.      Term of the Plan.

         (a)     Effective Date. The Plan shall be effective as of 27 July
1998.

         (b) Expiration Date. Subject to the succeeding sentence, no Award may be granted under the Plan after 27 July 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.




















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

                                                                     Exhibit 5

              [Letterhead of Conyers Dill & Pearman appears here]


 11 February, 2000

Peak International Limited
Units 3, 4, 5 and 7, 37th Floor
Cable TV Tower
9 Hoi Shing Road
Tsuen Wan, N.T.
Hong Kong

Dear Sirs,

                 Peak International Limited (the "Company")
                 ------------------------------------------

                 We have acted as special legal counsel in Bermuda to the Company in connection with the registration with the Securities and Exchange Commission (the "SEC") on Form S-8 (the "Registration Statement") of an additional 1,500,000 shares (the "Shares") issuable pursuant to a share option plan (the "Option Plan") adopted by the Company at its annual general meeting held on 27 July 1998.

                 For the purposes of giving this opinion, we have examined and relied upon the following documents:

                 (i)      the Certificate of Incorporation of the Company;

                 (ii) the Memorandum of Association and Bye-laws of the Company.

                 (iii) the Minutes (the "Minutes") of a meeting of the Board of Directors of the Company held on 3 November 1999.

                 (iv) the Minutes (the "Minutes") of the annual general meeting of the Company held on 3 November 1999.

                 (v)      a copy of the draft Registration Statement.

                 (vi)     a copy of the Option Plan.

The documents referred to in (i) to (vi) inclusive are collectively referred to as the "Documents".



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

We have also reviewed such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

                 We have assumed:-

                 (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

                 (b) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended.

                 (c) the accuracy and completeness of all factual representations and warranties made in the Documents and other documents reviewed by us;

                 (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

                 (e) that no party is aware of any improper purpose for the issue of the Shares;

                 (f) the validity under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with the SEC;

                 (g) that the Shares are to be issued to persons regarded as non resident in Bermuda for exchange control purposes;

                 (h)      that the Shares are listed or traded on NASDAQ.

                 (i) that due payment has been or will be made for the Shares

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing, save that this opinion may be filed as an exhibit to the Registration Statement. We consent to the reference to Conyers Dill & Pearman under the headings "Enforcement of Civil Liabilities", "Taxation" and "Legal Matters" in the registration statement incorporated by reference in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.

On the basis of and subject to the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is validly existing under the laws of Bermuda.

                 2. When the shares are issued pursuant to the exercise of options and upon receipt by the Company of full payment of the exercise price for the Shares under the Option Plan, the Shares will be validly issued, fully paid and non-assessable (meaning no further sums will be payable to the Company with respect to the Shares).


                                           Yours faithfully,
                                           /s/ Conyers, Dill & Pearman
                                           CONYERS, DILL & PEARMAN

























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

                                                                  Exhibit 23.1

                      Consent of Deloitte Touche Tohmatsu



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Peak International Limited (the "Company") on Form S-8 of our report dated May 7, 1998, appearing in the Annual Report on Form 20-F of the Company for the year ended March 31, 1998 and appearing in the post-effective amendment no. 1 and no. 2 to Registration Statement No. 333-53925 of the Company on Form F-1.


/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Hong Kong, February 10, 2000





























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

                                                                  Exhibit 23.2

                             Consent of BDO Binder


                    [Letterhead of BDO Binder Appears Here]


February 10, 2000
Board Of Directors
Peak International Limited

Re: Consent of Independent Auditors

         We consent to the incorporation by reference in this Company's Registration Statement on Form S-8 of our report dated March 19, 1997 relating to the consolidated financial statements of Peak International Limited for the year ended March 31, 1996, which appears in the Company's annual report on Form 20-F filed on June 12, 1998 and registration statement on Form F-1 (File No. 333-53925).


/s/ BDO Binder
BDO Binder
Hong Kong
























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

                                                                  Exhibit 23.4

                          Consent of Richards Butler


                 [Letterhead of Richards Butler Appears Here]

BY HAND
Peak International Limited Unit 4, 5 and 7
37/F, Wharf Cable Tower 9 Hoi Shing Road
Tsuen Wan New Territories
Attn: Mr. Jerry Mo

9 February, 2000

Dear Sirs,

Peak International Limited - Registration Statement - Consent

         We refer to the registration statement of Peak International Limited on Form S-8 dated 11th February, 2000 (the "Registration Statement").

         We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the use of our name under the captions "Enforcement of Civil Liabilities" and "Legal Matters" in the prospectus contained in the registration statement on Form F-1 (No. 333-53925) incorporated by reference in the Company's Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

Yours faithfully,

/s/ Richards Butler

RICHARDS BUTLER












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